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                            GOLDEN STATE ACQUISITION CORP.

                       TERMINATION OF STOCK APPRECIATION RIGHTS
                                         AND
                         NONQUALIFIED STOCK OPTION AGREEMENT


     THIS TERMINATION OF STOCK APPRECIATION RIGHTS AND NONQUALIFIED STOCK OPTION AGREEMENT (this "Agreement") is entered into as of January 1, 1998 by and between Golden State Acquisition Corp., a Delaware corporation (the "Company"), and Brian R. Thompson ("Thompson" or "Optionee").


                                   R E C I T A L S:


     A. The Company granted and issued to Thompson stock appreciation rights ("SARs") pursuant to a Stock Appreciation Rights Agreement (the "Stock Appreciation Rights Agreement") dated as of November 23, 1995 and which represents Thompson's rights regarding an aggregate of 50,000 SARs.

     B. Thompson and the Company wish to (i) terminate the Stock Appreciation Rights Agreement, (ii) agree to the payment to Thompson of certain amounts due thereto, pursuant to the Stock Appreciation Rights Agreement, and (iii) grant and issue to Thompson the right to purchase shares of the Company's Class K Common Stock, par value $.01 per share (the "Class K Common Stock"), pursuant to the terms and conditions of this Agreement.


                                  A G R E E M E N T:


     NOW, THEREFORE, in consideration of the mutual premises set forth in this Agreement, and such other consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. TERMINATION OF STOCK APPRECIATION RIGHTS AGREEMENT. Thompson and the Company hereby agree as follows:

          (a) In consideration of and exchange for (i) the payment of $1.375 million in cash (the "Payment"), as made pursuant to Section 1(b), and
(ii) the issuance of

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the Option, as defined below, Thompson and the Company hereby terminate the
Stock Appreciation Rights Agreement, which shall have no further force or effect.

          (b) The Payment may be in any combination of cash and a promissory note as may be agreed to by Thompson, with such promissory note to be on terms and conditions mutually agreeable to Thompson and the Company.

     2. OPTION; NUMBER OF SHARES; VESTING. The Company hereby grants to Optionee the right (the "Option") to purchase up to a maximum of 50,000 shares (the "Shares") of Class K Common Stock at a price of $35.00 per share (the "Option Price"), to be paid in accordance with Section 6 hereof. The Option shall be fully vested as of the date first set forth above.

     3. TERM OF AGREEMENT. This Option, and Optionee's right to exercise this Option, shall terminate when the first of the following occurs: (a) the expiration of ten (10) years from the date hereof; or (b) 90 days after the date of termination of Optionee's employment or other relationship with the Company and any direct or indirect subsidiary of the Company (individually, a "Subsidiary" and collectively, the "Subsidiaries"), unless such termination results from Optionee's death or disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code")) or Optionee dies within 90 days after the date of termination of Optionee's employment or consulting relationship with the Company and the Subsidiaries, in which case this Agreement and the Option shall terminate 180 days after the date of termination of Optionee's employment or other relationship with the Company and the Subsidiaries.

     4. TERMINATION OF EMPLOYMENT OR OTHER RELATIONSHIP. The termination for any reason of Optionee's employment or other relationship with the Company and the Subsidiaries shall not affect the number of Shares with respect to which the Option may be exercised, and this Option may only be exercised with respect to that number of Shares which could have been purchased under the Option had the Option been exercised by Optionee on the date of such termination.

     5. DEATH OF OPTIONEE; NO ASSIGNMENT. The rights of Optionee under this Agreement may not be assigned or transferred except by will, by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by such Optionee, provided that in the event of disability (within the meaning of Section 22(e)(3) of the Code) of Optionee, a designee of Optionee (or the Optionee's legal representative if Optionee has not designated anyone) may exercise the Option on behalf of Optionee (provided the Option would have been exercisable by Optionee) until the right to exercise the Option expires pursuant to Section 3 hereof. Any attempt to sell, pledge, assign, hypothecate, transfer or otherwise dispose of the Option in contravention of this Agreement shall be void and shall have no effect. If

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Optionee should die while engaged in an employment or other relationship with the Company and/or any Subsidiary, Optionee's designee, legal representative, or legatee, the successor trustee of Optionee's inter vivos trust or the person who acquired the right to exercise the Option by reason of the death of Optionee (individually, a "Successor") shall succeed to Optionee's rights under this Agreement. After the death of Optionee, only a Successor may exercise the Option, provided that any Shares received by such Successor following such exercise shall be subject to Section 13.

     6. EXERCISE OF OPTION. Until termination of the Option in accordance with Section 3 hereof, the Option may be exercised by Optionee (or such other person specified in Section 5 hereof) to the extent exercisable as determined under Section 2 hereof, upon delivery of the following to the Company at its principal executive offices:

          (a) a written notice of exercise which identifies this Agreement and states the number of Shares (which may not be less than 10,000) or all of the Shares (if less than 10,000 Shares then remain covered by the Option) then being purchased;

          (b) a check, cash or any combination thereof in the amount of the aggregate Option Price (or payment of the aggregate Option Price in such other form of lawful consideration as the Company may approve from time to time);

          (c) a check or cash in the amount reasonably requested by the Company to satisfy the Company's withholding obligations under federal, state or other applicable tax laws with respect to the taxable income, if any, recognized by Optionee in connection with the exercise, in whole or in part, of the Option (unless the Company and Optionee shall have made other arrangements for deductions or withholding from Optionee's wages, bonus or other income paid to Optionee by the Company or any Subsidiary, provided such arrangements satisfy the requirements of applicable tax laws); and

          (d) a written representation and undertaking, if requested by the Company pursuant to Section 8(b) hereof, in such form and substance as the Company may require, setting forth the investment intent of Optionee, or a Successor, as the case may be, and such other agreements, representations and undertakings as the Company may require.

     7.   REPRESENTATIONS AND WARRANTIES OF OPTIONEE.

          (a) Optionee represents and warrants that the Option is being acquired by Optionee for Optionee's personal account, for investment purposes only, and not with a view to the distribution, resale or other disposition thereof.

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          (b)  Optionee acknowledges that the Company may issue the Shares upon the exercise of the Option without registering such securities under the Act on the basis of certain exemptions from such registration requirement.
Accordingly, Optionee agrees that Optionee's exercise of the Option may be expressly conditioned upon Optionee's delivery to the Company of such representations and undertakings as the Company may reasonably require in order to secure the availability of such exemptions, including a representation that Optionee is acquiring the Shares for investment and not with a present intention of selling or otherwise disposing of such Shares.

          (c) Optionee acknowledges receipt of this Agreement granting the Option and understands that all rights and liabilities connected with the Option are set forth herein.

     8. NO RIGHTS AS A STOCKHOLDER. Optionee shall have no rights as a stockholder of any shares of Common Stock covered by the Option until the date (the "Exercise Date") an entry evidencing such ownership is made in the stock transfer books of the Company. Except as may be provided under Section 11 hereof, the Company will make no adjustment for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the Exercise Date.

     9. LIMITATION OF COMPANY'S LIABILITY FOR NONISSUANCE. The inability of the Company to obtain, from any regulatory body having jurisdiction, authority reasonably deemed by the Company's counsel to be necessary for the lawful issuance and sale of any of the Shares hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained.

     10. CONFIDENTIALITY. Optionee agrees to hold in the strictest of confidence all material information, including without limitation all financial information, provided to Optionee by the Company, and further agrees not to use such information for any purpose adverse to the Company, not to duplicate such information or to deliver such information to any other person.

     11.  RECAPITALIZATION, REORGANIZATION; MERGER OR CONSOLIDATION.

          (a) Subject to Section 11(b) hereof, if the outstanding shares of Class K Common Stock of the Company are exchanged for different securities of the Company through a reorganization, recapitalization or reclassification or if the number of outstanding shares is changed through a stock split or stock dividend, an appropriate adjustment shall be made (i) in the number or kind of shares which may be purchased pursuant to the exercise of the Option and (ii) in the number, exercise price, or kind of securities subject to the Option. Any such adjustment in the Option, however, shall be made without change in the total price applicable to the unexercised portion of the Option but with a corresponding adjustment in the

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price for each share covered by the Option.  In making such adjustments, or in determining that no such adjustments are necessary, the Company may rely upon the advice of counsel and accountants, and the good faith determination of the Company shall be final, conclusive and binding. No fractional shares of stock shall be issued or issuable under the Option on account of any such adjustment.

          (b) Upon (i) the dissolution, liquidation or sale of all or substantially all of the business, properties and assets of the Company, (ii) any reorganization, merger, consolidation or exchange of securities in which the Company does not survive, (iii) any reorganization, merger, consolidation or exchange of securities in which the Company does survive and any of the Company's stockholders have the opportunity to receive cash, securities and/or other property in exchange for their shares of the capital stock of the Company or (iv) any acquisition by any person or group (as defined in Section 13(d) of the Exchange Act) of beneficial ownership of more than 50% of the Company's then outstanding shares of the capital stock of the Company (each of the events described in clauses (i), (ii), (iii) or (iv) is referred to herein as an "Extraordinary Event"), the Option shall terminate. In such event, if the Optionee is not tendered an option by the surviving entity in accordance with all of the terms of the immediately succeeding sentence, or does not accept any such substituted option which is so tendered, the Optionee shall have the right until 10 days before the effective date of such Extraordinary Event to exercise, in whole or in part, any portion of the unexpired Option issued to the Optionee, to the extent that said Option is then exercisable pursuant to the provisions of said Option. The Company shall use its reasonable best efforts to cause the surviving entity in any Extraordinary Event to tender to the Optionee an option or options to purchase other securities of the surviving entity on the same basis as the Optionee may purchase shares of Class K Common Stock hereunder (including satisfaction of similar vesting provisions). The Company shall use its reasonable best efforts to cause such new option or options to contain such terms and provisions as shall substantially preserve the rights and benefits of the Option with any reasonable changes to take into account the circumstances of the surviving entity.

          (c) The grant of this Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications or changes in its capital or business structures or to merge, consolidate, dissolve or liquidate or to sell or transfer all or any part of its business or assets.

     12. RESTRICTIVE LEGENDS. Optionee hereby acknowledges that federal securities laws and the securities laws of the state in which Optionee resides may require the placement of certain restrictive legends upon the Shares issued upon exercise of the Option, and Optionee hereby consents to the placing of any such legends upon certificates evidencing the Shares as the Company, or its counsel, may reasonably deem necessary, provided that any such legend or legends shall be removed when no longer applicable.

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     13.  REPURCHASE BY THE COMPANY.

          (a) REPURCHASE OPTION. If Optionee's employment or other relationship with the Company or any Subsidiary terminates for any reason (including, without limitation, on the death, disability, retirement, voluntary resignation or dismissal by the Company, with or without cause), the Company or one or more designated assignees (each, an "Assignee") shall have the option (the "Repurchase Option") to purchase from Optionee all or any portion of the Shares then held by Optionee for a period of 180 days after the date of such termination (the "Termination Date"). The purchase price for any such Shares to be purchased pursuant to the Repurchase Option shall equal the greater of
(i) the Option Price or (ii) the fair market value of the Shares, as determined in good faith by the Company's Board of Directors.

          (b) ADJUSTMENTS OF OPTION PRICE UNDER REPURCHASE OPTION. The purchase price for any Shares to be purchased pursuant to the Repurchase Option shall be increased or decreased, as may be appropriate, to reflect any subdivision or combination of the Shares or any dividend or distribution with respect to the Shares which has been paid in additional shares of the capital stock of the Company.

          (c) EXERCISE OF REPURCHASE OPTION. The Repurchase Option shall be exercised by the Company or any Assignee by delivery to Optionee, within the 180-day period specified in SECTION 13(b) above, of (i) a written notice specifying the number of Shares to be purchased and (ii) a check in the amount of the purchase price, calculated as provided in this SECTION 13, for all Shares to be purchased.

          (d) TERMINATION OF REPURCHASE OPTION. The Repurchase Option shall terminate and have no further force or effect on and after the effectiveness of the Company's first registration of shares of its equity securities pursuant to the Securities Act of 1933, as amended.

     14. NOTICES. All notices, requests and other communications hereunder shall be in writing and, if given by telecopy, shall be deemed to have been validly delivered 12 hours after confirmation of transmission to the fax numbers set forth below, if sent during usual business hours; if given by personal delivery, shall be deemed to have been validly served, given or delivered upon actual delivery; and, if mailed, shall be deemed to have been validly served, given or delivered three business days after deposit in the United States mails, as registered or certified mail, with proper postage prepaid and addressed to the party or parties to be notified, at the following addresses (or such other address(es) as a party may designate for itself by like notice):

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          If to the Company:

               Golden State Acquisition Corp.
               500 Drake's Landing Road
               Greenbrae, CA  94904
               Fax No.:  (415) 461-4497

          If to Optionee:

               Brian R. Thompson
               26 Mela Lane
               Rancho Palos Verdes, CA  90275
               Fax No.:  (310) 541-2651

     15. NOT AN EMPLOYMENT OR OTHER AGREEMENT. Nothing contained in this Agreement shall confer, intend to confer or imply any rights to an employment or other relationship or rights to a continued employment or other relationship with the Company and/or any Subsidiary in favor of Optionee or limit the ability of the Company and/or any Subsidiary to terminate, with or without cause, in its sole and absolute discretion, the employment or other relationship with Optionee, subject to the terms of any written employment or other agreement to which Optionee is a party.

     16. GOVERNING LAW. This Agreement shall be construed under and governed by the laws of the State of Delaware without regard to the conflict of law provisions thereof.

     17. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original and both of which together shall be deemed one Agreement.


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     IN WITNESS WHEREOF, the Company and Optionee have executed this Agreement as of the date first above written.

                              THE COMPANY:

                              GOLDEN STATE ACQUISITION CORP.
                              a Delaware corporation


                              By:
                                   ---------------------------
                                   Jeffrey J. Brown
                                   Chairman of the Board


                              OPTIONEE:


                                   ---------------------------
                                   Brian R. Thompson


TERMINATION OF STOCK APPRECIATION RIGHTS AND NONQUALIFIED STOCK OPTION AGREEMENT

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